FHLBank Topeka Announces 2015 Director Election Results

FHLBank Topeka (FHLBank) is pleased to announce the results of the 2015 Member and Independent Director Election. Elections for Member Directorships were conducted in Kansas, Nebraska and Oklahoma and an election for an Independent Directorship was conducted district-wide. Please find the official report of election below. Four directors were elected to FHLBank’s board of directors:

Independent Director Election

•	Holly Easterling, Secretary of the Department of Treasury, Chickasaw Nation

Member Director Election

•	G. Bridger Cox, Chairman and President, Citizens Bank & Trust Company, Ardmore, Oklahoma

•	Bruce A. Schriefer, Director, Bankers’ Bank of Kansas, Wichita, Kansas

•	Michael B. Jacobson, Chairman/President/CEO, NebraskaLand National Bank, North Platte, Nebraska

Ms. Easterling is a new independent director. She is currently Secretary of the Department of Treasury for the Chickasaw Nation. Ms. Easterling is a Certified Public Accountant and has experience at public accounting firms.

Mr. Cox previously served as a director of FHLBank from January 1998 through December 2006. He was again reelected to the board of directors for a term commencing January 2011 and has served as a director since that time. Mr. Cox currently serves as Chairman and President of Citizens Bank & Trust Company, Ardmore, Oklahoma.

Mr. Schriefer became a director of FHLBank in 2007. Mr. Schriefer currently serves as a Director of Bankers’ Bank of Kansas, Wichita, Kansas.

Mr. Jacobson became a director of FHLBank in 2012. Mr. Jacobson currently serves as Chairman, President and CEO of NebraskaLand National Bank, North Platte, Nebraska.

Pursuant to the Federal Home Loan Bank Act, as amended, and Federal Housing Finance Agency regulations, the majority of FHLBank’s directors, known as Member Directors, are elected by FHLBank’s membership in each state. In order to be eligible to serve as a Member Director, an individual must be a citizen of the United States and an officer or director of a member financial institution in that particular state that meets all minimum capital requirements. The remaining directors, known as Independent Directors and which include Public Interest Directors, must be citizens of the United States and bona fide residents of FHLBank’s district. In order to be elected, Independent Directors are required to receive at least 20 percent of the number of votes eligible to be cast in the election. Ms. Easterling received the required number of votes to be elected, receiving 38.9 percent of the votes eligible to be cast. Each of the directors-elect will serve four-year terms beginning January 1, 2016.

Questions about director elections should be directed to Patrick C. Doran, Senior Vice President and General Counsel, at 785.438.6054, or pat.doran@fhlbtopeka.com.

2015 Federal Home Loan Bank of Topeka
Member and Independent Director Election Results

Member Director Elections

Nebraska
Total Number of Eligible Votes per Candidate – 673,273
Eligible Voting Members – 206
Total Number of Members Voting – 143

Elected – Michael B. Jacobson, Chairman/President/CEO, NebraskaLand National Bank, North Platte, Nebraska
Total Votes Cast for Mr. Jacobson – 266,326
Expiration of Term – December 31, 2019

William E. Brush, Chairman and Executive Vice President, Security State Bank, Ansley, Nebraska
Total Votes Cast for Mr. Brush – 161,030

Mark K. Linville, President, First State Bank, Randolph, Nebraska
Total Votes Cast for Mr. Linville – 44,703

Oklahoma
Elected – G. Bridger Cox, Chairman and President, Citizens Bank & Trust Company, Ardmore, Oklahoma
Expiration of Term – December 31, 2019

Mr. Cox was deemed elected on September 21, 2015, because only one nominee, Mr. Cox, accepted the nomination for the one member directorship up for election in Oklahoma in 2015.

Kansas
Elected – Bruce A. Schriefer, Director, Bankers’ Bank of Kansas, Wichita, Kansas
Expiration of Term – December 31, 2019

Mr. Schriefer was deemed elected on September 21, 2015, because only one nominee, Mr. Schriefer, accepted the nomination for the one member directorship up for election in Kansas in 2015.

Independent Director Elections

Tenth District
Total Number of Eligible Votes per Candidate – 2,441,293
Eligible Voting Members – 794

Elected – Holly Easterling, Secretary of the Department of Treasury, Chickasaw Nation
Total Votes Cast for Ms. Easterling – 948,550
Total Number of Members Voting for Ms. Easterling – 266
Public Interest Director – No
Qualifications – Ms. Easterling has demonstrated experience in auditing and accounting, financial management, organizational management, project development and risk management practices.
Expiration of Term – December 31, 2019